UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

BioTime, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1301 Harbor Bay Parkway Alameda, CA 94502 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

October 14, 2014

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Tuesday, November 4, 2014 at 11:00 a.m. at the Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.
Judith Segall
Vice President and Secretary

1301 Harbor Bay Parkway Alameda, CA 94502 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 4, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at the Palace Hotel at 2 New Montgomery Street, San Francisco, California on Tuesday, November 4, 2014 at 11:00 a.m. for the following purposes:

1. To elect nine (9) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Deborah Andrews, Neal C. Bradsher, Stephen L. Cartt, Stephen C. Farrell, Alfred D. Kingsley, Michael H. Mulroy, David Schlachet, Judith Segall, and Michael D. West;

2. To ratify the appointment of OUM & Co. LLP as BioTime’s independent registered public accountants for the fiscal year ending December 31, 2014; and

3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on September 19, 2014 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
 for the Shareholder Meeting to be Held November 4, 2014.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K, are available at: https://materials.proxyvote.com/09066L

By Order of the Board of Directors,
Judith Segall
Vice President and Secretary

Alameda, California
October 14, 2014

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 4, 2014

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q: Why have I received this proxy statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, and (2) ratifying the appointment of our independent registered public accountants. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. This proxy statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a proxy statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502, for use at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Tuesday, November 4, 2014 at the Palace Hotel, 2 New Montgomery Street, San Francisco, California 94105.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on September 19, 2014 are entitled to notice of and to vote at the Meeting. On that date, there were 73,690,302 BioTime common shares and 70,000 shares of Series A Convertible Preferred Stock (“Preferred Stock”) issued and outstanding, of which 68,291,760 common shares and 70,000 shares of Preferred Stock are entitled to vote, which constitute the only classes and series of BioTime voting securities outstanding. Each share of Preferred Stock is entitled to cast a number of votes equal to the number of common shares into which it is convertible, which currently is 12.5 votes per share of Preferred Stock. The 5,398,542 BioTime common shares issued and outstanding as of September 19, 2014 but not entitled to vote at the Meeting are held by BioTime subsidiaries.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. The other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the shares present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding common shares entitled to vote, with our outstanding shares of Preferred Stock counted as if they had been converted into common shares.

Q: How many votes do my shares represent?

Each BioTime common share is entitled to one vote, and each share of Preferred Stock is entitled to cast 12.5 votes per share, in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned or, in the case of Preferred Stock, the number of common shares into which their Preferred Stock may be converted. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For the other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

•	deliver to the Secretary of BioTime a written revocation; or

•	deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

•	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as director and (2) approval of the appointment of OUM & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2014.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as director and (2) approval of the appointment of OUM & Co. LLP as our independent registered public accountants for the fiscal year ending December 31, 2014.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this proxy statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this proxy statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

BioTime will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this proxy statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This proxy statement and the accompanying form of proxy are first being sent or given to our shareholders on or about October 14, 2014.

ELECTION OF DIRECTORS

At the Meeting, nine directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. Eight of the nine nominees named below, Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Michael H. Mulroy, David Schlachet, Judith Segall, and Michael D. West, are incumbent directors. Mr. Mulroy joined our Board of Directors during October 2014, to fill a vacancy on the Board. Our Board has also nominated Stephen L. Cartt to be elected as a director at the Meeting.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. However, if you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors and Nominees

The names and ages of our directors and nominees are:

Deborah Andrews, 56, joined our Board of Directors during April 2014. Ms. Andrews has served as Vice President-Chief Accounting Officer of STAAR Surgical Company since 2013, and served as STAAR Surgical’s Vice President-Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President-International Finance from 1999 to 2001. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in Accounting from California State University at San Bernardino.

Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Neal C. Bradsher, CFA, 49, joined the Board of Directors during July 2009. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc., from March 2004 until August 2014, when Questcor was acquired by Mallinckrodt plc. Questcor was a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders.

Mr. Bradsher brings to the Board a wealth of experience in finance, management, and corporate governance attained through his successful investments in other companies, including companies in the pharmaceutical, medical device, health care services, and health care information systems sectors. He has worked with several health care companies to improve their management and governance, and served as a director of Questcor Pharmaceuticals, Inc. Entities that Mr. Bradsher controls have invested in most of BioTime's financing transactions over the last several years. Mr. Bradsher is the President of the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Stephen L. Cartt, 51, has served on a transitional basis as Chief Operating Officer of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc since August 2014 when it acquired Questcor Pharmaceuticals, Inc. Mr. Cartt had previously served as Questcor’s Chief Operating Officer. Mr. Cartt joined Questcor as Executive Vice President, Corporate Development, during March 2005. He was later appointed Chief Business Officer and in February 2012 was appointed Chief Operating Officer of Questcor. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Prior to that, Mr. Cartt held a variety of R&D and Commercial positions at ALZA Corporation during the period July 1985 to March 2000. Mr. Cartt holds a B.S. degree from the University of California at Davis in biochemistry, and an M.B.A. from Santa Clara University.

Mr. Cartt will bring to our Board his many years of experience in the pharmaceutical industry, including experience in senior management of a growing biopharmaceutical company.

Stephen C. Farrell, 49, joined the Board of Directors during March 2013. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Fort Lauderdale, Florida. Convey Health Solutions utilizes both technology and staff to manage end-to-end insurance processes for business clients. Before joining Convey Health Solutions in 2011, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies and related services that was acquired in 2007 by Medco Health Solutions. During his eight year tenure at PolyMedica, Mr. Farrell served as its President, Chief Operating Officer, and as Chief Financial Officer, Chief Compliance Officer, and Treasurer. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc., a business process outsourcing company. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the Darden School at the University of Virginia. Mr. Farrell served on the board and was chairman of the Audit Committee of Questcor Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders from November 2007 to until August 2014, when Questcor was acquired by Mallinckrodt plc.

Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.

Alfred D. Kingsley, 71, joined our Board of Directors and became Chairman of the Board during July 2009. Mr. Kingsley is the executive Chairman of five of our subsidiaries. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley is a director of our subsidiary Asterias Biotherapeutics, Inc. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of human embryonic stem cell technology, and the business acquisitions that have helped us expand the scope of our business. Mr. Kingsley, along with entities that he controls, is currently one of our largest shareholders.

Michael H. Mulroy, 48, joined our Board of Directors during October 2014. Mr. Mulroy is a business consultant and serves as the President of Mulroy Advisors, LLC. Mr. Mulroy served until September 2014 as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters.  Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy brings to our Board his experience as a strategic planner and as legal counsel and member of a senior management team of a growing biopharmaceutical company.  Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

David Schlachet, 69, joined our Board of Directors during April 2014. Mr. Schlachet serves as a director of several public and private Israeli companies. Mr. Schlachet served as chairman of Syneron Medical Ltd., an Israeli aesthetic medical device company, from April 2013 to February 2014 and prior to that, he served as Syneron Medical’s Chief Executive Officer from November 2005 to May 2007, after serving as its Chief Financial Officer beginning in June 2004. From November 2008 to November 2012, Mr. Schlachet served as a director of the Tel Aviv Stock Exchange and Chairman of its Audit Committee. From 2000 to June 2004 Mr. Schlachet served as Managing Partner of Biocom, a venture capital fund specializing in the life sciences field. From 1995 to 2000, Mr. Schlachet served as a Senior Vice President and Chief Financial Officer of Strauss Elite Holdings, an Israeli packaged food group, and from 1997 to 2000 he also served as active Chairman of Elite Industries, an Israeli coffee, confectionary and salty snacks manufacturer. From 1988 till 1995 Mr. Schlachet served as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel’s premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd. Mr. Schlachet serves as a director of Syneron Medical Ltd, EzChip Semiconductor Ltd, Taya Investments Ltd (Chairman), Mazor Robotics Ltd and BioCancell Ltd. Mr. Schlachet also serves as Chairman of the Board of our subsidiary Cell Cure Neurosciences Ltd. Mr. Schlachet holds a B.Sc. degree in chemical engineering and an M.B.A. from the Tel-Aviv University.

Mr. Schlachet brings to our Board many years of experience in management, finance, and investment, including as Chief Executive Officer and Chief Financial Officer of Syneron Medical Ltd, as an executive of the Weizmann Institute and its affiliate Yeda Research and Development, and as Chairman of our subsidiary Cell Cure Neurosciences Ltd. We believe that Mr. Schlachet’s experience in finance and industry will be of great value in the management and financing the business of BioTime and our subsidiaries.

Judith Segall, 61, is our Vice President of Administration and Corporate Secretary, and has served on the Board of Directors from 1990 through 1994, and from 1995 through the present date. She was a co-founder of BioTime in 1990. Ms. Segall is also the Corporate Secretary and a director of our subsidiary Asterias Biotherapeutics, Inc. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

As one of our co-founders, Ms. Segall has served on our Board and as an executive for more than 20 years. During that time, she has developed a wealth of knowledge concerning our business operations, financial structure, and institutional relationships, particularly our relationships with the manufacturers and distributors of Hextend®.

Michael D. West, Ph.D., 61, became our Chief Executive Officer during October 2007, and has served on the Board of Directors since 2002. Dr. West also serves as President and Chief Executive Officer and is a director of our subsidiary Asterias Biotherapeutics, Inc. Prior to becoming our Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Advanced Cell Technology, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998 he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart, that led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

Director Independence

Our Board of Directors has determined that Deborah Andrews, Neal C. Bradsher, Stephen L. Cartt, Stephen C. Farrell, Michael H. Mulroy, and David Schlachet qualify as “independent” in accordance with Section 803(A) of the NYSE MKT Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE MKT Company Guide and Section 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE MKT Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.”

The only compensation or remuneration that BioTime has provided to our independent directors during their tenure as directors has been compensation as non-employee directors. None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Michael D. West and Judith Segall do not qualify as “independent” because they are our full-time employees. Alfred D. Kingsley does not qualify as “independent” because he receives compensation for serving in an executive role as Chairman of certain of our subsidiaries.

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2013, our Board of Directors met thirteen times. None of our current directors attended fewer than 75% of the meetings of the Board and the committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on the Board attended the last annual meeting.

Meetings of Non-Management Directors

Our non-management directors meet from time to time in executive session, without any directors who are BioTime officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.biotimeinc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Michael D. West is our Chief Executive Officer and is a member of our Board, and Alfred D. Kingsley currently serves as Chairman of the Board. Although Mr. Kingsley is not an executive officer of BioTime in his capacity as Chairman of the Board, he is the executive chairman, but not the chief executive officer, of five of our subsidiaries, and he plays an active role in the structuring and oversight of BioTime financings and the growth of our business. This structure allows our Chief Executive Officer to focus on innovation in our research and product development programs, building our intellectual property portfolio, and fostering relationships within the bioscience industry. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and BioTime’s other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, strategic planning, and business acquisitions.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between BioTime and its executive officers, directors, and shareholders who beneficially own 5% or more of our common shares.

Committees of the Board

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE MKT Company Guides and Section 10A-3 under the Exchange Act. The members of the Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE MKT Company Guide. The Board of Directors also has a Business Development Committee, the members of which do not need to be “independent” directors.

Audit Committee

The members of the Audit Committee are Stephen C. Farrell (Chairman), Deborah Andrews, and David Schlachet. Our Board of Directors has determined that each of the members of our Audit Committee meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations.  Mr. Farrell’s expertise is based on his experience as an accountant working for a major accounting firm and as the Chief Executive Officer, Chief Operating Officer, President and Chief Financial Officer of a number of companies, both public and private, where he supervised financial and accounting personnel.  Ms. Andrews’ expertise is based on her experience as Vice President-Chief Accounting Officer of STAAR Surgical Company and as STAAR Surgical’s Vice President-Chief Financial Officer, and as a senior accountant at a major accounting firm.  Mr. Schlachet’s expertise is based on his experience as a Chief Financial Officer of Syneron Medical Ltd. and of Strauss Elite Holdings, and as Chairman of the Audit Committee of the Tel Aviv Stock Exchange.

The Audit Committee held six meetings during 2013. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit of our financial statements, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our common shares.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating and Corporate Governance Committee are Neal C. Bradsher (Chairman) and Stephen C. Farrell. The Nominating and Corporate Governance Committee met four times last year. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provides the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

The Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and any stock exchange on which our shares may be listed.

The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this proxy statement under “ELECTION OF DIRECTORS—Directors and Nominees.”

Compensation Committee

The members of the Compensation Committee are Deborah Andrews (Chairman) and David Schlachet. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE MKT Company Guide. The Compensation Committee met four times last year. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options under our Equity Incentive Plan. The Compensation Committee recommends to the Board of Directors the terms and amount of executive compensation and grants of options to key employees, consultants, and independent contractors. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to BioTime’s audited financial statements for the year ended December 31, 2013. This report of the Audit Committee was prepared during March 2014, at which time the members of the Audit Committee were Franklin M. Berger, Stephen C. Farrell, and Henry L. Nordhoff. Accordingly, references to the Audit Committee or the members of the Audit Committee in the follow report of the Audit Committee refer to Messers Berger, Farrell, and Nordhoff.

Arnold I. Burns and Dr. Andrew C. von Eschenbach also served on the Audit Committee during 2013. Mr. Burns stepped down from the Audit Committee during May 2013 when he retired from the Board of Directors, and Dr. von Eschenbach stepped down from the Audit Committee during June, 2013, and did not participate in the preparation of the following report.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of Rothstein Kass, our independent registered public accountants, concerning the audit of our financial statements for the year ended December 31, 2013. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our auditors also audit our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of BioTime’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013. Our auditors also discussed with the Audit Committee the adequacy of BioTime’s internal control over financial reporting.

The Audit Committee members discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2013 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee:
Stephen C. Farrell (Chairman), Franklin M. Berger, Henry L. Nordhoff

Compensation of Directors

Directors and members of committees of the Board of Directors who are salaried employees of BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

The following table shows the annual cash fees paid to our Chairman of the Board, our directors other than the Chairman, and to the directors who served on the standing committees of the Board during 2013 and the fees that will be paid during 2014. The Science & Technology Committee was dissolved during May 2014 and a new Business Development Committee was formed:

	2013	2014
Chairman of the Board	$80,000	$65,000
Director other than Chairman	$15,000	$30,000
Audit Committee Chairman	$10,000	$20,000
Audit Committee Member other than Chairman	$7,000	$10,000
Compensation Committee Chairman	$7,500	$15,000
Compensation Committee Member other than Chairman	$5,000	$7,500
Nominating and Corporate Governance Committee Chairman	$7,500	$15,000
Nominating and Corporate Governance Committee Member other than Chairman	$5,000	$7,500
Science & Technology Committee Chairman	$20,000	$20,000
Science & Technology Committee Member other than Chairman	$5,000	$5,000
Business Development Committee Chairman	$-	$-
Business Development Committee Member other than Chairman	$-	$-

In addition to the annual cash fees, directors and members of certain committees of the Board are entitled to receive fees for attending meetings. During 2013, directors received a fee of $1,000 for attending meetings of the Board or certain committees. During 2014 the fee for Board meetings attended will be $2,000 for meetings attended in person, and will be $1,000 for meetings attended by telephone conference. During 2014, members of the Audit Committee will receive $1,500 for meetings attended in person and $700 for meetings attended by telephone conference, and members of the Compensation Committee will receive $1,000 for meetings attended in person and $750 for meetings attended by telephone conference.

In addition to cash fees, directors, other than the Chairman of the Board, receive an annual grant of options to purchase 20,000 common shares, and our Chairman receives an annual grant of options to purchase 50,000 common shares, under our Equity Incentive Plan.

The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the director remains a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

In addition to his compensation as Chairman of our Board, during 2013 Alfred D. Kingsley received $360,000 from our subsidiaries for serving as Chairman of the Board or as Executive Chairman of the subsidiaries. That compensation will be $390,000 during 2014. In addition, Mr. Kingsley receives $1,000 for each meeting of the Board of Directors of our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) that he attends. Mr. Kingsley is also eligible to participate in certain health insurance and similar benefit plans that are available to employees of BioTime and its subsidiaries.

BioTime directors who serve as directors of our subsidiaries are also eligible to receive stock options or to purchase restricted stock under the stock option plans adopted by our subsidiaries. An award to a BioTime director under a subsidiary plan is approved by both the board of directors of the subsidiary and by the BioTime Board of Directors or by the Compensation Committee, without the vote of the director receiving the award. During 2013, Mr. Kingsley received a grant of 75,000 stock options from Asterias.

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2013 and who were not our employees on the date the compensation was earned.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash		Option Award (1)		Total
Franklin M. Berger(2)	$50,000		$134,171	(8)	$101,151
Neal C. Bradsher	$39,500		$55,904		$95,404
Arnold I. Burns(3)	$10,625		-		$10,625
Stephen C. Farrell	$37,750		$111,833	(12)	$149,583
Alfred D. Kingsley	$459,813	(4)	$246,505	(11)	$706,318
Pedro Lichtinger	$39,625		$55,904		$95,529
Henry L. Nordhoff(5)	$28,750		$133,909	(9)	$162,659
Andrew C. von Eschenbach, M.D.(6)	$96,500	(7)	$78,204	(10)	$174,704

(1)	During July 2013, our directors who are not salaried employees of BioTime each received an award of stock options entitling them to purchase 20,000 common shares at a fixed price as partial compensation for serving on the Board of Directors for a period of one year, except that Mr. Kingsley received 50,000 stock options as partial compensation for serving in his capacity as Chairman of the Board. The options will vest and become exercisable in equal quarterly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. With respect to these options, we used the following variables: stock price of $4.60, exercise price of $4.79, expected term of 5 years, volatility of 96.087%, and a bond equivalent yield discount rate of 0.67%.

(2)	Mr. Berger resigned from the Board of Directors during March 2014.

(3)	Mr. Burns retired from the Board of Directors during May 2013.

(4)	During 2013, in addition to $80,000 in annual director fees as BioTime’s Chairman of the Board, Mr. Kingsley received $12,000 from BioTime for board meetings attended, $360,000 from certain subsidiaries for serving as Chairman of the Board or as Executive Chairman, $5,000 for attendance in Asterias board meetings, and $2,813 of employer contributions to his 401(k) plan.

(5)	Mr. Nordhoff resigned from the Board of Directors during April 2014.

(6)	Dr. von Eschenbach resigned from the Board of Directors during April 2014.

(7)	Amount includes $15,000 and $27,750 for serving as a board member of our subsidiaries OncoCyte Corporation and Asterias, respectively.

(8)	During May 2013, Mr. Berger received an award of stock options entitling him to purchase 20,000 BioTime common shares upon his appointment to BioTime’s Board of Directors. During June 2013, he received an award of stock options entitling him to purchase 20,000 shares of Asterias Series B common stock upon his appointment to Asterias’ Board of Directors. Mr. Berger resigned from the Board of Directors of Asterias during March 2014. The assumptions underlying the valuation of the BioTime options are as follows--stock price of $4.20, exercise price of $4.20, expected term of 5 years, volatility of 86.52%, and a bond equivalent yield discount rate of 0.83%. The assumptions underlying the valuation of the Asterias options are as follows--stock price of $2.41, exercise price of $2.34, expected term of 2.72 years, volatility of 69.99%, and a bond equivalent yield discount rate of 0.73%.

(9)	During June 2013, Mr. Nordhoff received an award of stock options entitling him to purchase 20,000 BioTime common shares upon his appointment to BioTime’s Board of Directors. During October 2013, he received an award of stock options entitling him to purchase 20,000 shares of Asterias Series B common stock upon his appointment to Asterias’ Board of Directors. Mr. Nordhoff resigned from the Board of Directors of Asterias during April 2014. The assumptions underlying the valuation of the BioTime options are as follows--stock price of $4.16, exercise price of $4.16, expected term of 5 years, volatility of 86.58%, and a bond equivalent yield discount rate of 1.13%. The assumptions underlying the valuation of the Asterias options are as follows--stock price of $2.40, exercise price of $2.34, expected term of 2.72 years, volatility of 72.22%, and a bond equivalent yield discount rate of 0.59%.

(10)	During March 2013, Dr. von Eschenbach received an award of stock options entitling him to purchase 20,000 shares of Asterias Series B common stock upon his appointment to Asterias’ Board of Directors. Dr. von Eschenbach resigned from the Board of Directors of Asterias during April 2014. The assumptions underlying the valuation of the Asterias options are as follows--stock price of $2.45, exercise price of $2.34, expected term of 2.72 years, volatility of 70.5%, and a bond equivalent yield discount rate of 0.42%.

(11)	During March 2013, Mr. Kingsley received an award of stock options entitling him to purchase 75,000 shares of Asterias Series B common stock. During October 2013, Mr. Kingsley received an award of stock options entitling him to purchase 99,750 shares of LifeMap Sciences, Inc. common stock. The assumptions underlying the valuation of the Asterias options are as follows--stock price of $2.45, exercise price of $2.34, expected term of 2.72 years, volatility of 70.5%, and a bond equivalent yield discount rate of 0.42%. The assumptions underlying the valuation of the LifeMap Sciences options are as follows--stock price of $1.75, exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%.

(12)	During March 2013, Mr. Farrell received an award of stock options entitling him to purchase 20,000 BioTime common shares upon his appointment to BioTime’s Board of Directors. The assumptions underlying the valuation of these BioTime options are as follows--stock price of $4.12, exercise price of $4.12, expected term of 5 years, volatility of 87.38%, and a bond equivalent yield discount rate of 0.90%.

Executive Officers

Michael D. West, Robert W. Peabody, William P. Tew, and Pedro Lichtinger are our executive officers. Alfred D. Kingsley is Executive Chairman of five of our subsidiaries but he is not otherwise an executive officer of BioTime. Peter S. Garcia served as our Chief Financial Officer until May 10, 2013, and Lesley A. Stolz, Ph.D., served as our Executive Vice President, Corporate Development during 2013 but she resigned her position effective March 31, 2014.

Robert W. Peabody, 60, is our Senior Vice-President, Chief Operating Officer, and Chief Financial Officer. Mr. Peabody also served on an interim basis as our Chief Financial Officer from September 2010 until October 2011. Prior to joining BioTime in October 2007, Mr. Peabody served as a Vice-President of Advanced Cell Technology, Inc. (ACT), and also served on their board of directors from 1998 to 2006. Prior to joining ACT, Mr. Peabody spent 14 years as a Regional Controller for Ecolab, Inc., a Fortune 500 specialty chemical manufacturer and service company. He has also been an audit manager for Ernst and Young where he was a Certified Public Accountant on the audit staff serving the firm’s clients whose shares are publicly traded. Mr. Peabody received a Bachelor Degree in Business Administration from the University of Michigan.

William P. Tew, Ph.D., 68, was appointed our Chief Commercial Officer in July 2011 and prior to that was Vice President of Business Development of BioTime and our subsidiary OrthoCyte Corporation. Dr. Tew co-founded Glycosan BioSystems in 2006 and served as its President and Chief Executive Officer until it was acquired by our subsidiary OrthoCyte Corporation during March 2011. Dr. Tew has extensive experience in life sciences, biopharmaceuticals, and university technology licensing. He was on the research and teaching faculty at Johns Hopkins University School of Medicine from 1979 to 1983, and served as Associate Provost and Assistant Dean of Technology Licensing from 2000 to 2004. In 1980 Dr. Tew founded Chesapeake Biological Laboratories, where he served as Chairman and Chief Executive Officer for almost two decades, developing and manufacturing bulk pharmaceuticals, parenteral drugs, and medical devices in compliance with FDA and cGMP regulations. He also oversaw the design, validation, and operation of sterile filling and packing facilities and implemented reliable ISO quality-management systems.

Pedro Lichtinger, 60, became President and Chief Executive Officer of our subsidiary Asterias Biotherapeutics, Inc. during June 2014. Mr. Lichtinger served as President, Chief Executive Officer, and a director of Optimer Pharmaceuticals, Inc., from May 2010 to February 2013. Mr. Lichtinger previously served as an executive of Pfizer, Inc. from 1995 to 2009, including as President of Pfizer's Global Primary Care Unit from 2008 to 2009, Area President, Europe from 2006 to 2008, President, Global Animal Health from 1999 to 2006, and Regional President Europe Animal Health from 1995 to 1999. Before joining Pfizer, Mr. Lichtinger was an executive of Smith Kline Beecham, last serving as Senior Vice-President Europe Animal Health from 1987 to 1995. Mr. Lichtinger presently serves as a director of BioTime, Inc. though his term as a director will expire at the Meeting. Mr. Lichtinger previously served as a director of Optimer Pharmaceuticals, Inc. Mr. Lichtinger holds an MBA degree from the Wharton School of Business and an Engineering degree from the National University of Mexico.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee the current members of which are Deborah Andrews and David Schlachet. Pedro Lichtinger, Franklin M. Berger and Arnold I. Burns also served on the Compensation Committee during 2013. Ms. Andrews and Mr. Schlachet qualify, and Mr. Lichtinger, Mr. Burns and Mr. Berger qualified, as “independent” in accordance with Section 803(A) and Section 805(c) of the NYSE MKT Company Guide. No member of the Compensation Committee is or formerly was an officer or employee of BioTime or any of its subsidiaries, or had any relationship with BioTime or any of its subsidiaries requiring disclosure in this proxy statement under Item 404 of SEC Regulation S-K. The Compensation Committee will determine or recommend to the Board of Directors the terms and amount of executive compensation and grants of options to key employees, consultants, and independent contractors. Executive officers who also serve on the Board of Directors do not vote on matters pertaining to their own personal compensation.

Compensation Committee Report

The following is the report of the Compensation Committee for the year ended December 31, 2013 and was prepared during March 2014 at which time Pedro Lichtinger was the sole member of the Compensation Committee. Franklin M. Berger, Arnold I. Burns, and Pedro Lichtinger served on the Compensation Committee during 2013 but Mr. Burns retired from the Board during May 2013, Mr. Berger resigned from the Board during March 2014, and Mr. Lichtinger stepped down from the Committee during June 2014 after becoming President and Chief Executive Officer of our subsidiary Asterias Biotherapeutics, Inc.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

I have reviewed and discussed the Compensation Discussion and Analysis in this proxy statement with management. Based on my review and discussion with management, I have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in an Amendment to BioTime’s Annual Report on Form 10-K for the year ended December 31, 2013 and in this proxy statement.

The Compensation Committee:
Pedro Lichtinger (Chairman)

Compensation Discussion and Analysis

Elements of Executive Compensation

Our compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct our research and product development program in a highly competitive industry dominated by larger, more highly capitalized companies. The compensation we provide our executive officers currently has the following primary components:

•	Base salary;

•	Annual cash bonuses based on corporate and individual performance;

•	Long-term incentives in the form of stock options;

•	Health insurance; and

•	401(k) plan participation with employer contributions.

In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2013 compensation, the most important factors were:

•	BioTime’s and its subsidiaries’ growth and progress in scientific research;

•	Extraordinary performance by an individual during the year;

•	Retention concerns;

•	The executive’s tenure and experience;

•	The executive’s historical compensation;

•	Market data;

•	Our financial position and capital resources; and

•	Fairness.

In reviewing each executive’s overall compensation, the Compensation Committee considers an aggregate view of base salary and bonus opportunities, previous stock option grants, and the dollar value of benefits and perquisites. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources. In evaluating the compensation of executive officers, the Compensation Committee considers input from the Chief Executive Officer who is most familiar with their performance.

BioTime is a growing company and our compensation policies are still evolving. In the course of BioTime’s growth and integration of newly acquired companies, we may implement new compensation plans and policies and modify existing ones. Accordingly, executive compensation paid during 2013 may or may not be reflective of the compensation that will be paid during subsequent years, except to the extent that the executives receive compensation under employment agreements that continue in effect during those years. In this regard, the Compensation Committee may consider the implementation of performance based bonus programs under which awards would be based upon the attainment of pre-set quantified bench marks or goals. As permitted by the Compensation Committee Charter, the Compensation Committee engaged the services of an independent executive compensation consulting firm to provide information about comparative compensation offered by peer companies, market survey information, and information about trends in executive compensation.

Base Salaries

The minimum base salaries of Michael D. West, our Chief Executive Officer, Robert W. Peabody, our Senior Vice President, Chief Operating Officer, and Chief Financial Officer, and William P. Tew, our Chief Commercial Officer, during 2013 were defined by their respective employment agreements which were approved by the Board of Directors, without the vote of Dr. West in the case of his employment agreement. The base salaries for our executive officers were established based on the scope of their responsibilities and are intended to be competitive with the compensation paid to executives with comparable qualifications, experience, and responsibilities in similar businesses of comparable size. A significant portion of BioTime’s business is conducted by its subsidiaries. The management and oversight of those subsidiaries, some of which are located overseas, is taken into account in determining base salaries. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels and to reflect the growth of the company and the increasing responsibilities of the executives.

For 2014, the Compensation Committee supported the recommendation of management to establish an annual raise guideline of 3% as recommended by the compensation consultant retained by the Compensation Committee. This will be a pool of money based upon 3% of the current annual wages, to be distributed among BioTime employees based upon their annual performance assessments. The actual percentage raise to each executive or other employee will differ based upon their individual performance with the total increase awarded to all employees being no more than the 3% pool amount.

During February 2013, the Compensation Committee reviewed the base salaries of Dr. West, Mr. Peabody, and Dr. Tew which had been set at $680,315, $405,107, and $285,000, respectively, during 2013. Based on a comparison of their 2013 salaries to salaries paid by competing companies, including companies located in the San Francisco Bay Area, and increased support of BioTime’s subsidiaries, the Compensation Committee determined that, during 2014 Dr. West’s base salary would remain at $680,315 considering the relationship of his salary to chief executive officers in the company’s peer group and considering BioTime’s overall performance during 2014. Mr. Peabody’s base salary for 2014 was set at $430,135, reflecting a 3% raise under the 3% raise pool. Dr. Tew’s base salary for 2014 was set at $300,000, reflecting a 3% raise under the 3% raise pool plus a 2.26% merit raise.

Bonuses

Bonuses may be earned by each executive officer based upon the achievement of personal goals established in the executive’s employment agreement, or based upon the personal performance of an executive in helping the company or a subsidiary attain its strategic objectives, as determined by the Compensation Committee. Because we are still conducting research and development, and have not attained profitability, the Compensation Committee has not set performance milestones based upon profit levels and return on equity as the basis for incentive compensation. Instead, the incentive awards have been tied to the achievement of company strategic goals and personal performance. Personal performance is related to the functional responsibility of each executive officer. Important milestones that have been considered by the Compensation Committee or the Board of Directors in determining incentive bonuses or bonus provisions in employment agreements have included (i) procuring additional capital and research grants, (ii) licensing products and technology, (iii) completing specified research and development goals, (iv) achieving organizational goals such as the acquisition of other businesses and the integration of those businesses into our organization, and (v) overall performance of the company.

The Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years and that bonuses be awarded in lieu of merit increases to base salaries during that period. External data indicates that although base salaries are aligned with the comparator peer group, bonuses, when paid, have been significantly below the comparator peer group. By allocating the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

The Committee considered executive accomplishments and performance during 2013 for bonus awards, along with financial factors, including our cash position and commitments. The Committee recommended that discretionary bonuses for 2013 be awarded to Mr. Peabody and Dr. Tew in the amounts of $100,000 and $30,000, respectively, which were paid in March 2014. In addition, contracted bonuses were awarded to Dr. West and Mr. Peabody in the amounts of $65,000 and $45,000, respectively, the details of which are described below.

Funding for research is critical to our business. Under his employment agreement, Dr. West is entitled to receive an annual bonus equal to the lesser of (A) $65,000 or (B) the sum of 65% of Consulting Fees and 6.5% of Grant Funds we receive during each fiscal year; provided that (x) we obtained the grant that is the source of the Grant Funds during the term of his employment, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by us prior to his employment, and (z) the grant that is the source of the Grant Funds was not obtained by us substantially through the efforts of any consultant or independent contractor compensated by us for obtaining the grant. Grant Funds means money actually paid to us during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to us or any of our subsidiaries, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which we are a party, and (5) any other payments received by us from a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology. Consulting Fees means money we receive under a contract that entitles us to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells. During 2013, Dr. West received a bonus of $65,000 based on BioTime’s receipt of Grant Funds.

Under his employment agreement, Mr. Peabody is entitled to receive an annual bonus equal to the lesser of (A) $45,000 or (B) the sum of 35% of Consulting Fees and 3.5% of Grant Funds determined on the same basis used to determine the annual bonus under Dr. West’s employment agreement. During 2013, Mr. Peabody received a bonus of $45,000 based on BioTime’s receipt of Grant Funds.

Stock Option Awards

Stock options are an important part of the compensation packages for BioTime’s employees, directors, and consultants. We strongly believe that attracting and retaining the services of employees, directors, and consultants depends in great measure upon the ability of BioTime and its subsidiaries to provide the kind of incentives that are derived from the ownership of stock and stock options, which are offered by competing pharmaceutical development and bio-technology companies. This is especially true for us and our subsidiaries since the base compensation that we and our subsidiaries offer is often lower than the compensation packages offered by competing companies. For these reasons, six of our subsidiaries have adopted stock option plans with the approval of our Board of Directors, including the independent directors. One of our other subsidiaries, Cell Cure Neurosciences Ltd., had already adopted its own stock option plan before we acquired our interest in that subsidiary.

Our stock options programs are intended to align the long-term interests of executives with the interests of shareholders by offering potential gains if our stock price increases, and to provide incentives for employees to work towards the long-term success of BioTime and its subsidiaries by using vesting schedules over several years. We use a combination of BioTime stock options and subsidiary stock options. Because of the direct relationship between the value of a BioTime stock option and the increased market price of our common shares after the grant date, we feel that stock options will continue to be important to motivate our executive officers and employees to manage BioTime in a manner that is consistent with both the long-term interests of our shareholders and our business objectives.

We believe that having subsidiaries that focus on particular disease therapies or research products will facilitate the optimization of scientific and commercial collaborations, thereby improving the probability that a subsidiary company will eventually become an industry leader. We also believe that high-quality executives are likely to be more attracted to managing subsidiary companies than to heading divisions within a larger company. The organization of our regenerative medicine business into subsidiaries has also facilitated our ability to obtain financing for our regenerative medicine programs. We believe that granting stock options in a subsidiary company provides incentives for executives and other employees to work towards the long-term success of that subsidiary so that it can grow to become a self-sufficient, “stand alone” company, at which time holders of stock in the subsidiary may realize value for their subsidiary shares.

The stock option plans of BioTime and its subsidiaries also permit the sale of restricted stock in lieu of granting stock options. Although we have not sold restricted stock to BioTime executives, we may do so in the future. The ownership of restricted stock requires the executive to make a current financial commitment to the company, which we believe may strengthen the executive’s ties to the company, especially in the case of a subsidiary where no public market exists for its common stock. The sale of restricted stock may also offer long-term tax advantages to the executives. Our Equity Incentive Plan also permits us to award (a) stock appreciation rights through which executives may receive cash awards based upon the excess of the market price of our common shares over the strike price of the stock appreciation rights granted, and (b) restricted stock units through which an executive may receive common shares or cash payments upon the vesting of the units and satisfaction of any conditions of the award.

During February 2013, the Committee recommended to the Board of Directors that annual grants of stock options be made to executive officers and other employees based upon their professional level in the organization and their annual performance using the following matrix as a guideline:

Position	Number of Option Shares
Chief Executive Officer	200,000
Senior Executive/Officer	100,000
Vice President/Senior Director	50,000
Director/Manager	25,000
Senior Professional	10,000
Technical/Administrative	5,000

Consistent with that recommendation, the Committee recommended, and the Board of Directors has approved, the stock option grants to executive officers under the BioTime Equity Incentive Plan shown in the following table.

Name	Position	Number of Option Shares
Michael D. West	Chief Executive Officer	200,000
Robert W. Peabody	Sr. V.P. Chief Operating Officer	100,000
Lesley A. Stolz	Executive Vice President, Corporate Development	50,000
William P. Tew	Chief Commercial Officer	100,000

The Committee recommended that BioTime executives should not receive stock options during 2014 under any of the subsidiary stock option plans.

Severance and Change of Control Payments

The employment agreements of our executive officers contain provisions entitling them to severance benefits in the event that their employment is terminated by us or following a “Change of Control” of BioTime.

If we terminate Dr. West’s or Mr. Peabody’s employment without “cause” as defined in their respective employment agreements the terminated executive will be entitled to severance benefits, consisting of payment of six months base salary, and 50% of his then unvested BioTime stock options will vest. However, if a termination of the executive’s employment without “cause” occurs within twelve months following a “Change of Control,” he will be entitled to twelve months base salary, and 100% of his then unvested BioTime options will vest.

If we terminate Dr. Tew’s employment without “cause” as defined in his employment agreement, he will be entitled to severance benefits consisting of payment of six months base salary which may be paid in a lump sum or, at the election of BioTime, in installments consistent with the payment of his salary while employed by BioTime.

In order to receive the severance benefits, the executive must execute a general release of all claims against BioTime and must return all BioTime property in the executive’s possession.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

The following tables show certain information relating to the compensation of our Chief Executive Officer and our Senior Vice-President, Chief Operating Officer, and Chief Financial Officer, our Chief Commercial Officer, and our former Chief Financial Officer and former Executive Vice President, Corporate Development who were our only other executive officers whose compensation exceeded $100,000 during 2013, who are collectively referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and principal Position	Year	Salary	Bonus	Option Awards(1)	All other compensation	Total

Michael D. West	2013	$680,315	$65,000(2)	$851,574(11)	$37,750(4)	$1,634,639
Chief Executive Officer	2012	$660,500	$100,000(2)	$-	$24,500(5)	$785,000
	2011	$560,500	$266,000(2)	$10,664(3)	$19,038(4)	$856,202

Robert W. Peabody	2013	$405,107	$145,000(2)	$521,500(12)	$11,984(7)	$1,083,591
Senior Vice-President,	2012	$386,900	$45,000(2)	$-	$12,500(7)	$444,400
Chief Operating Officer, and
Chief Financial Officer(5)	2011	$336,900	$156,000(2)	$5,332(6)	$12,467(7)	$510,699

Peter S. Garcia	2013	$154,695	$-	$520,817(13)	$12,735(7)	$688,247
Chief Financial Officer(8)	2012	$324,000	$100,000(2)		$12,500(7)	$436,500
	2011	$81,000	$6,000(2)	$703,204(8)	$3,475(7)	$793,679

Lesley A. Stolz	2013	$104,183	$-	$591,278(9)	$-	$695,461
Executive Vice President, Corporate Development(9)

William P. Tew	2013	$285,000	$30,000(2)	$343,285(14)	$12,750(7)	$671,035
Chief Commercial Officer(10)	2012	$237,500	$20,000(2)		$11,146(7)	$268,646
	2011	$145,000	$26,000(2)	$177,078(10)	$7,300(7)	$355,378

(1)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values.

(2)	As a result of BioTime receiving a certain research grant, Dr. West and Mr. Peabody earned bonuses of $65,000 and $45,000, respectively, during 2013, 2012, and 2011 under the terms of their employment agreements. For 2013, 2012, and 2011, respectively, the following annual discretionary bonuses were awarded to the executives named in the table: Dr. West $35,000 for 2012 and $200,000 for 2011; Mr. Peabody $100,000 for 2013 and $100,000 for 2011; Mr. Garcia $100,000 for 2012 and $5,000 for 2011; and Dr. Tew $30,000 for 2013, $20,000 for 2012 and $25,000 for 2011. An annual bonus may be awarded to an executive officer based upon the performance of the executive, as determined by the Board of Directors upon recommendation of the Compensation Committee. A supplemental discretionary bonus in the amount of $10,000 was awarded to Mr. Peabody in March 2011. As part of company-wide bonus awards, Dr. West, Mr. Peabody, Mr. Garcia, and Dr. Tew also each received $1,000 in 2011.

(3)	During March 2011, Dr. West received 625,000 stock options from LifeMap Sciences, Inc. These options will vest and become exercisable in equal monthly installments over a 42 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $0.08333, exercise price of $0.08333, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 3.3%.

(4)	Dr. West received other compensation that included $25,000 in 2013 as a director of LifeMap Sciences, Inc. and a $1,000 per month car allowance in 2012 and 2011 and employer contributions of $12,750, $12,500, and $7,038, to his 401(k) plan, during 2013, 2012, and respectively.

(5)	Mr. Peabody served as our Chief Financial Officer on an interim basis from September 2010 to October 2011 and assumed that office again during May 2013 after Peter Garcia left the company.

(6)	During March 2011, Mr. Peabody received 321,500 stock options from LifeMap Sciences, Inc. These options will vest and become exercisable in equal monthly installments over a 42 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $0.08333, exercise price of $0.08333, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 3.3%.

(7)	Other compensation to Mr. Peabody, Mr. Garcia and Dr. Tew during 2013, 2012 and 2011 consist entirely of employer contributions to their 401(k) plans.

(8)	Mr. Garcia served as our Chief Financial Officer from October 2011 to May 10, 2013. During 2011, Mr. Garcia received stock option awards under our 2002 Stock Option Plan and the stock option plans of certain of our subsidiaries as follows: 200,000 options from BioTime; 50,000 options from OncoCyte Corporation; 50,000 options from OrthoCyte Corporation; and 50,000 options from ReCyte Therapeutics, Inc. The assumptions underlying the valuation of these stock options are as follows: BioTime--stock price of $4.17, exercise price of $4.17, expected term of 7 years, volatility of 106.31%, and a bond equivalent yield discount rate of 1.33%; OncoCyte Corporation--stock price of $0.08, exercise price of $1.00, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 1.55%; OrthoCyte Corporation--stock price of $0.05, exercise price of $0.08, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 1.33%; ReCyte Therapeutics, Inc.--stock price of $0.09, exercise price of $2.05, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 1.33%. Those options were forfeited following Mr. Garcia’s resignation in May 2013.

(9)	Dr. Stolz served as our Executive Vice President, Corporate Development until March 31, 2014. Dr. Stolz received stock option awards entitling her to purchase 200,000 options under the BioTime Equity Incentive Plan upon hire on August 15, 2013. These options were to vest and become exercisable in equal monthly installments over a 48 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $3.69, exercise price of $3.69, expected term of 7 years, volatility of 93.79%, and a bond equivalent yield discount rate of 2.18%. All of the options granted to Dr. Stolz were forfeited following her resignation in March 2014.

(10)	Dr. Tew became the Vice President of Business Development of OrthoCyte Corporation in March 2011 and was subsequently promoted to Chief Commercial Officer of BioTime in June 2011. He received stock option awards entitling him to purchase 25,000 options from BioTime and 200,000 options from OrthoCyte Corporation in March 2011. The assumptions underlying the valuation of the 25,000 BioTime options are as follows--stock price of $7.56, exercise price of $7.47, expected term of 7 years, volatility of 105.31%, and a bond equivalent yield discount rate of 2.72%. OrthoCyte Corporation options were subsequently canceled and BioTime granted him 3,850 additional BioTime options in October 2011. The assumptions underlying the valuation of these BioTime options are as follows--stock price of $4.17, exercise price of $4.22, expected term of 7 years, volatility of 106.27%, and a bond equivalent yield discount rate of 1.35%.

(11)	During February 2013, Dr. West received stock option awards entitling him to purchase 200,000 options under the BioTime Equity Incentive Plan. These options will vest and become exercisable in equal monthly installments over a 48 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $4.22, exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%. During March 2013, Dr. West received 100,000 options from Asterias. We used the following variables to compute the value of the Asterias options: stock price of $2.45, exercise price of $2.34, expected term of 4.18 years, volatility of 76.16%, and a bond equivalent yield discount rate of 0.66%. During October 2013, Dr. West received 99,140 options from LifeMap Sciences, Inc. We used the following variables to compute the value of the LifeMap Sciences options: stock price of $1.75, exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%.

(12)	During February 2013, Mr. Peabody received 100,000 options under the BioTime Equity Incentive Plan. These options will vest and become exercisable in equal monthly installments over a 48 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the value of those BioTime options: stock price of $4.22, exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%. During June 2013, Mr. Peabody received 125,000 options from Asterias. We used the following variables to compute the value of those Asterias options: stock price of $2.41, exercise price of $2.34, expected term of 4.18 years, volatility of 71.61%, and a bond equivalent yield discount rate of 1.11%. During October 2013, Mr. Peabody received 49,750 options from LifeMap Sciences, Inc. We used the following variables to compute the value of the LifeMap Sciences options: stock price of $1.75, exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%.

(13)	During February 2013, Mr. Garcia received stock option awards entitling him to purchase 100,000 options under the BioTime Equity Incentive Plan. These options will vest and become exercisable in equal monthly installments over a 48 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $4.22, exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%. During March 2013, Mr. Garcia received 120,000 options from Asterias. We used the following variables to compute the value of the Asterias options: stock price of $2.45, exercise price of $2.34, expected term of 4.18 years, volatility of 76.16%, and a bond equivalent yield discount rate of 0.66%. All of the options granted to Mr. Garcia were forfeited following his resignation in May 2013.

(14)	During February 2013, Dr. Tew received stock option awards entitling them to purchase 100,000 options under the BioTime Equity Incentive Plan. These options will vest and become exercisable in equal monthly installments over a 48 month period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We used the following variables to compute the option fair values: stock price of $4.22, exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%.

Grants of Plan-Based Awards

The following table sets forth information regarding stock options granted by BioTime under the Equity Incentive Plan, and options granted by our subsidiaries under their stock option plans (as footnoted below) to our Named Executive Officers during the year ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Michael D. West	February 20, 2013	200,000(4)	$4.22	$686,569
	March 10, 2013	100,000(5)	$2.34	$142,026
	October 01, 2013	99,750(7)	$1.75	$22,979

Robert W. Peabody	February 20, 2013	100,000(4)	$4.22	$343,285
	June 24, 2013	125,000(6)	$2.34	$166,685
	October 01, 2013	99,750(7)	$1.75	$11,531

Peter S. Garcia(8)	February 20, 2013	100,000(4)	$4.22	$343,285
	March 10, 2013	125,000(5)	$2.34	$177,532

Lesley A. Stolz(9)	August 15, 2013	200,000(9)	$3.69	$591,278

William P. Tew	February 20, 2013	100,000(4)	$4.22	$343,285

(1)	All of the stock options have seven-year terms. Each of the subsidiary stock options reported in this table vests in equal monthly installments over four years from the grant date, except that the LifeMap Sciences stock options vest over 42 months from the date of grant.

(2)	Fair market values of subsidiary stock were determined by the respective boards of directors of the subsidiaries based on independent valuations or other factors.

(3)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values.

(4)	Options granted under BioTime, Inc. Equity Incentive Plan. With respect to these options, we used the following Black-Scholes-Merton valuation variables to compute the option values: stock price of $4.22, exercise price of $4.22, expected term of 7 years, volatility of 97.79%, and a bond equivalent yield discount rate of 1.38%.

(5)	Options granted under Asterias Biotherapeutics, Inc. Equity Incentive Plan. With respect to these options, we used the following Black-Scholes-Merton valuation variables to compute the option values: stock price of $2.45, exercise price of $2.34, expected term of 4.18 years, volatility of 76.16%, and a bond equivalent yield discount rate of 0.66%.

(6)	Options granted under Asterias Biotherapeutics, Inc. Equity Incentive Plan. With respect to these options, we used the following Black-Scholes-Merton valuation variables to compute the option values: stock price of $2.41, exercise price of $2.34, expected term of 4.18 years, volatility of 71.61%, and a bond equivalent yield discount rate of 1.105%.

(7)	Options granted under LifeMap Sciences, Inc. 2011 Stock Option Plan. With respect to these options, we used the following Black-Scholes-Merton valuation variables to compute the option values: stock price of $1.75, exercise price of $1.75, expected term of 7 years, volatility of 1.0%, and a bond equivalent yield discount rate of 2.04%.

(8)	Mr. Garcia served as our Chief Financial Officer from October 2011 to May 10, 2013. All of the options granted to Mr. Garcia were forfeited following his resignation in May 2013.

(9)	Dr. Stolz served as our Executive Vice President, Corporate Development until March 31, 2014. She received 200,000 options under the BioTime Equity Incentive Plan upon hire on August 15, 2013. We used the following Black-Scholes-Merton valuation variables to compute the option fair values: stock price of $3.69, exercise price of $3.69, expected term of 7 years, volatility of 93.79%, and a bond equivalent yield discount rate of 2.18%. All of the options granted to Dr. Stolz were forfeited following her resignation in March 2014.

Stock Options Outstanding at Year End

The following table summarizes certain information concerning BioTime stock options and options to purchase common stock or ordinary shares in certain BioTime subsidiaries granted under the subsidiary stock option plans (as footnoted below), and held as of December 31, 2013 by our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

BioTime and Subsidiary Option Awards

Name	Stock Option Plan Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Michael D. West	BioTime Equity Incentive Plan	50,000	(14)	150,000	$4.22	February 19, 2020

	BioTime 2002 Stock Option Plan	1,470,400	(1)	-	$0.50	October 9, 2014

	OncoCyte Corporation 2011 Stock Option Plan	375,000	(2)	125,000	$0.67	December 28, 2020

	OrthoCyte Corporation 2010 Stock Option Plan	375,000	(3)	125,000	$0.05	December 28, 2020

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	375,000	(4)	125,000	$2.05	December 28, 2020

	BioTime Asia, Limited 2011 Stock Option Plan	150	(5)	50	$0.01	December 28, 2020

	LifeMap Sciences, Inc. 2011 Stock Option Plan	4,740	(6)	94,420	$1.75	September 30, 2020

	LifeMap Sciences, Inc. 2011 Stock Option Plan	35,075	(6)	9,567	$0.50	March 28, 2018

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	18,750	(16)	81,250	$2.34	March 9, 2020

Robert W. Peabody	BioTime Equity Incentive Plan	25,000	(15)	75,00	$4.22	February 19, 2020

	BioTime 2002 Stock Option Plan	500,000	(1)	-	$0.50	October 9, 2014

	OncoCyte Corporation 2011 Stock Option Plan	187,500	(7)	62,500	$0.67	December 28, 2020

	OrthoCyte Corporation 2010 Stock Option Plan	187,500	(8)	62,500	$0.05	December 28, 2020

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	187,500	(9)	62,500	$2.05	December 28, 2020

	BioTime Asia, Limited 2011 Stock Option Plan	75	(10)	25	$0.01	December 28, 2020

	LifeMap Sciences, Inc. 2011 Stock Option Plan	2,369	(11)	47,381	$1.75	September 30, 2020

	LifeMap Sciences, Inc. 2011 Stock Option Plan	17,537	(11)	4,784	$0.50	March 28, 2018

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	15,625	(17)	109,375	$2.34	June 23, 2020

Lesley A. Stolz	BioTime Equity Incentive Plan	25,000	(12)	75,000	$4.22	February 19, 2020

William P. Tew	BioTime Equity Incentive Plan	25,000	(13)	75,000	$4.22	February 19, 2020

	BioTime 2002 Stock Option Plan	17,187	(13)	7,813	$7.47	March 20, 2018

	BioTime 2002 Stock Option Plan	2,085	(13)	1,765	$4.17	October 3, 2018

	OncoCyte Corporation 2011 Stock Option Plan	5,000	(13)	5,000	$1.00	November 30, 2018

(1)	These options were granted upon his employment with BioTime and were fully vested and exercisable as of December 31, 2013.

(2)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of OncoCyte or BioTime.

(3)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of OrthoCyte or BioTime.

(4)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of ReCyte Therapeutics or BioTime.

(5)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of BioTime Asia or BioTime.

(6)	These options become exercisable in equal monthly installments from the date of grant over a forty-two month period provided that Dr. West remains an employee or director of LifeMap Sciences, Inc. or BioTime. The LifeMap Sciences stock option plan originally authorized the sale of up to 8,000,000 shares of its common stock through the exercise of stock options or under restricted stock purchase agreements. During 2012, the LifeMap Sciences stock option plan was amended to reflect a 1 for 4 reverse stock split and a change in the plan that resulted in the reduction of certain options granted. As a result, the total number of shares that may be issued under the plan was adjusted to 1,842,269. Dr. West was originally granted 625,000 options under the LifeMap Sciences stock option plan. However as a result of the 1 for 4 reverse stock split and the change in the plan aforementioned, the 625,000 options originally granted at an exercise price of $0.08333 per share were adjusted to 44,642 options at an exercise price of $0.50 per share.

(7)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee or director of OncoCyte or BioTime.

(8)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee or director of OrthoCyte or BioTime.

(9)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee or director of ReCyte Therapeutics or BioTime.

(10)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee or director of BioTime Asia or BioTime.

(11)	These options become exercisable in equal monthly installments from the date of grant over a forty-two month period provided that Mr. Peabody remains an employee or director of LifeMap Sciences, Inc. or BioTime. The LifeMap Sciences stock option plan originally authorized the sale of up to 8,000,000 shares of its common stock through the exercise of stock options or under restricted stock purchase agreements. During 2012, the LifeMap Sciences stock option plan was amended to reflect a 1 for 4 reverse stock split and a change in the plan that resulted in the reduction of certain options granted. As a result, the total number of shares that may be issued under the plan was adjusted to 1,842,269. Mr. Peabody was originally granted 312,500 options under the LifeMap Sciences stock option plan. However as a result of the 1 for 4 reverse stock split and the change in the plan aforementioned, the 312,500 options originally granted at an exercise price of $0.08333 per share were adjusted to 22,321 options at an exercise price of $0.50 per share. During October 2013 Mr. Peabody was granted an additional 49,750 options.

(12)	All of the options granted to Dr. Stolz were forfeited following her resignation during March 2014.

(13)	These options become exercisable in equal monthly installments from the date of grant over a four year period during the term of Dr. Tew’s employment.

(14)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of BioTime.

(15)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee of BioTime.

(16)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Dr. West remains an employee or director of Asterias or BioTime.

(17)	These options become exercisable in equal monthly installments from the date of grant over a four year period provided that Mr. Peabody remains an employee or director of Asterias or BioTime.

Potential Payments Upon Termination or Change in Control

As discussed above, under the terms of their employment agreements, certain Named Executive Officers may receive severance payments upon termination of their employment without “cause” or following a “Change of Control” of BioTime. The table below summarizes the potential severance payments under the individual employment agreements for those executive officers if a termination without “cause” or a Change of Control event occurred on December 31, 2013.

Officer and Position	Benefit	Before Change in Control Termination w/o Cause (1)	After Change of Control Termination w/o Cause
Michael D. West, Chief Executive Officer	Cash Payment(1)	$340,158	$680,315
	Option Vesting(2)	-	-

Robert W. Peabody, Senior Vice President	Cash Payment(1)	$208,804	$417,607
Chief Operating Officer, and Chief Financial Officer	Option Vesting(2)	-	-

Lesley A. Stolz	Cash Payment(1)	$68,750	$137,500
Executive Vice President, Corporate Development	Option Vesting(2)

William P. Tew, Chief Commercial Officer	Cash Payment(1)	$142,500	$285,000
	Option Vesting(2)	-	-

(1)	Amounts represent lump sum severance payments that could be paid to the executive officer under such executive’s employment agreement as of December 31, 2013.

(2)	Amounts represent an estimate of the intrinsic value of options that would become fully vested and exercisable based on a market value of $3.60 per common share as of December 31, 2013. The estimated values for Dr. West and Mr. Peabody are zero as their options were fully vested. The estimated values for Dr. Stolz and Dr. Tew are zero as the exercise prices of their options were greater than the closing stock price on December 31, 2013.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plans for participating executive officers and other employees.

Consideration of Shareholder Advisory Vote on Executive Compensation.

The results of our advisory vote on executive compensation at our 2013 Annual Meeting of Shareholders showed that 99% of the shares that voted approved the compensation we provided to our “Named Executive Officers” during 2012. Our Compensation Committee is pleased that our shareholders have express satisfaction with the Committee’s compensation decisions. The compensation policies applied by the Compensation Committee in determining the compensation of our executive officers during 2013 were substantially consistent with those approved by our shareholders’ advisory vote last year. Two new policies were implemented by the Compensation Committee for 2014. The Compensation Committee supported the recommendation of management to establish an annual raise guideline of 3% as recommended by the compensation consultant retained by the Compensation Committee. There will be a pool of money based upon 3% of the current annual wages, to be distributed among BioTime employees based upon their annual performance assessments. The actual percentage raise to each executive or other employee will differ based upon their individual performance with the total increase awarded to all employees being no more than the 3% pool amount. Also, the Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years and that bonuses be awarded in lieu of merit increases to base salaries during that period. External data indicates that although base salaries are aligned with the comparator peer group, bonuses, when paid, have been significantly below the comparator peer group. By allocating the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of BioTime and its subsidiaries, and bonus awards based on BioTime’s receipt of research grant funding. The stock options that we have granted to our executive officers under the Equity Incentive Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership.

Because BioTime has not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company’s chief financial officer. The $1 million deduction limit does not apply to compensation that is performance-based and provided under a shareholder-approved plan. The Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit. BioTime’s stock option awards are designed to qualify for tax deductibility. Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of October 8, 2014 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	18,030,693	23.0%
Broadwood Partners, L.P.
Broadwood Capital, Inc.
724 Fifth Avenue, 9th Floor
New York, NY 10019

Alfred D. Kingsley(2)	8,253,311	10.5%
Greenbelt Corp.
Greenway Partners, L.P.
150 E. 57th Street
New York, NY 10022

George Karfunkel	4,997,217	6.4%
126 East 56th St.
New York, NY 10022

(1)	Includes 17,832,785 shares owned by Broadwood Partners, L.P. 62,908 shares owned by Neal C. Bradsher, and 135,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 15,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital Partners, L.P. also owns warrants to purchase 1,000,000 shares of Series B common stock of BioTime’s subsidiary Asterias Biotherapeutics, Inc., which, if exercised, would constitute approximately 3% of the outstanding shares of Asterias common stock. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,627,405 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 6,038,055 shares owned solely by Alfred D. Kingsley, and 212,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 37,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 13.1 % of the outstanding shares of common stock, of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 55,571 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 66,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 1.2% of the outstanding shares of common stock, of BioTime’s subsidiary OrthoCyte Corporation, including 244,792 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 5,208 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley also holds options to purchase shares of common stock of certain other subsidiaries, which if exercised, would constitute less than 1% of the outstanding shares of each subsidiary.

 Security Ownership of Management

The following table sets forth information as of October 8, 2014 concerning beneficial ownership of common shares by each member of the Board of Directors, each nominee for election as a director, certain executive officers, and all executive officers and directors and nominees as a group.

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	18,030,693	23.0%

Alfred D. Kingsley(2)	8,253,311	10.5%

Michael D. West(3)	1,009,320	1.3%

Judith Segall(4)	627,978	*

Robert W. Peabody(5)	382,493	*

Pedro Lichtinger(6)	211,250	*

William P. Tew(7)	95,896	*

Stephen C. Farrell(8)	92,450	*

Deborah Andrews (9)	25,000	*

David Schlachet(10)	57,050	*

Michael H. Mulroy(11)	32,550	*

Stephen L. Cartt	80,125	*

All executive officers and directors as a group (12 persons)(12)	28,898,116	36.6%

* Less than 1%

(1)	Includes 17,832,785 shares owned by Broadwood Partners, L.P. 62,908 shares owned by Neal C. Bradsher, and 135,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 15,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Capital Partners, L.P. also owns warrants to purchase 1,000,000 shares of Series B common stock of BioTime’s subsidiary Asterias Biotherapeutics, Inc., which, if exercised, would constitute approximately 3% of the outstanding shares of Asterias common stock. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,627,405 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 6,038,055 shares owned solely by Alfred D. Kingsley, and 212,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 37,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 13.1 % of the outstanding shares of common stock, of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 55,571 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 66,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley beneficially owns 1.2% of the outstanding shares of common stock, of BioTime’s subsidiary OrthoCyte Corporation, including 244,792 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 5,208 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley also holds options to purchase shares of common stock of certain other subsidiaries, which if exercised, would constitute less than 1% of the outstanding shares of each subsidiary.

(3)	Includes 133,333 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 266,667 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Options to purchase common shares or ordinary shares of certain BioTime subsidiaries as of December 3,1 2013 are shown in the Outstanding Equity Awards at Fiscal Year-End table in the Executive Compensation section of this proxy statement. If exercised, such options that are presently exercisable or may become exercisable within 60 days would entitle Mr. West to acquire 2.3% of the outstanding shares of OrthoCyte Corporation, 1.9% of the outstanding shares of ReCyte Therapeutics, Inc., and 1.3% of the outstanding shares of OncoCyte Corporation, and less than 1% of the outstanding shares of the other subsidiaries.

(4)	Includes 33,333 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 66,667 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Ms. Segall also holds options to purchase 10,000 shares of common stock of Asterias Biotherapeutics, Inc. and 10,000 shares of common stock of OncoCyte Corporation which if exercised would constitute less than 1% of the outstanding shares of those subsidiaries.

(5)	Includes 50 shares that may be acquired upon the exercise of certain warrants and 66,666 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 133,334 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Options to purchase common shares or ordinary shares of certain BioTime subsidiaries as of December 3,1 2013 are shown in the Outstanding Equity Awards at Fiscal Year-End table in the Executive Compensation section of this proxy statement. If exercised, such options would entitle Mr. Peabody to acquire 1.2% of the outstanding shares of OrthoCyte Corporation and less than 1% of the outstanding shares of the other subsidiaries.

(6)	Includes 85,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 15,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Lichtinger also beneficially owns 504,166 shares of common stock of Asterias Biotherapeutics, Inc., including 104,166 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 895,834 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, constituting approximately 1.6% of the outstanding shares of Asterias.

(7)	Includes 92,631 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 136,219 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 45,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 15,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9)	Includes 25,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 15,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 day.

(10)	Includes 25,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 15,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(11)	Excludes 20,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(12)	Includes 50 shares that may be acquired upon the exercise of certain warrants and 853,463 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 735,387 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and will not become exercisable within 60 days.

Certain Relationships and Related Transactions

Certain Transactions Between BioTime and Asterias Biotherapeutics, Inc.

Asset Contribution Agreement

We contributed certain BioTime securities and other assets to our subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) on October 1, 2013 in exchange for 21,773,340 shares of Asterias Series B common stock, par value $0.0001 per share (“Asterias Series B Shares”) and warrants to purchase an additional 3,150,000 Asterias Series B Shares, pursuant to an Asset Contribution Agreement among us, Asterias, and Geron Corporation. The assets we contributed to Asterias consisted of:

•	8,902,077 BioTime common shares;

•	warrants to purchase 8,000,000 additional BioTime common shares exercisable for a period of five years at a price of $5.00 per share, subject to pro rata adjustment for certain transactions;

•	a quantity of five human hES cell lines produced by our subsidiary ES Cell International Pte Ltd under cGMP sufficient to generate master cell banks, and non-exclusive, world-wide, royalty-free licenses to use those cell lines and practice under certain patents pertaining to stem cell differentiation technology for any and all uses;

•	cancellation of the $5,000,000 principal balance of a promissory note payable to us for cash that we advanced to Asterias or paid for its account;

•	10% of the shares of common stock of our subsidiary OrthoCyte Corporation issued and outstanding as of January 4, 2013; and

•	6% of the ordinary shares of our subsidiary Cell Cure Neurosciences, Ltd. issued and outstanding as of January 4, 2013.

Sublease

In January 2013, we entered into sublease with Asterias pursuant to which we are subleasing to Asterias its primary office and research facility in Menlo Park, California at our cost. Our cost includes $242,726.40 that we paid to the landlord in BioTime common shares as partial consideration for the lease. We expect to assign the lease to Asterias as permitted under the terms of the lease.

Material Transfer Agreement

We have entered into a Materials Transfer Agreement with Asterias through which we granted Asterias the non-exclusive right to use certain of our hydrogel formulations for research purposes, and an option for a period of thirty-six months to negotiate a non-exclusive sub-license for use of those hydrogels in neurological, cardiovascular and orthopedic human cell therapy applications.

Shared Facilities Agreement and Relationship with BioTime

We have entered into a Shared Facilities Agreement with Asterias through which we will continue to provide Asterias with the use of our facilities, equipment and supplies, utilities, and personnel at its cost plus 5%. The Shared Facilities Agreement is reciprocal in that we or another BioTime subsidiary will pay Asterias on the same cost plus 5% basis to the extent that we or our other subsidiaries use Asterias’ facilities, equipment, supplies, utilities, and personnel. We are not required to hire any additional personnel or to acquire any additional equipment or supplies for Asterias’ use.

The initial term of the Shared Facilities Agreement will expire on December 31, 2016, but will be automatically be renewed and the termination date will be extended for an additional year annually after December 31, 2016, unless either party gives the other party written notice stating that the Agreement shall terminate on December 31 of that year.

Either party may terminate the Shared Facilities Agreement immediately upon the occurrence of a default by the other party. A default will be deemed to have occurred if a party (i) fails to pay any sum due under the Shared Facilities Agreement, or fails to perform any other obligation under the agreement, and the failure continues for a period of 5 days after written notice from the party seeking to terminate the agreement; (ii) becomes the subject of any order for relief in a proceeding under any Debtor Relief Law; (iii) becomes unable to pay, or admits in writing the party’s inability to pay, its debts as they mature; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitation, or similar officer for the party or for all or any part of the party’s property or assets, or any such officer is appointed for such party or any part of its assets without the party’s consent and such appointment is not dismissed or discharged within 60 calendar days; (vi) institutes or consents to any proceeding under any Debtor Relief Law with respect to the party or all or any part of the party’s property or assets, (vii) becomes subject to any proceeding under any Debtor Relief Law without the consent of the party if such case or proceeding continues undismissed or unstayed for 60 calendar days; or (viii) dissolves or liquidates or takes any action to dissolve or liquidate. As used in the Shared Facilities Agreement, the term Debtor Relief Law means the Bankruptcy Code of the United States of America, as amended, or any other similar debtor relief law affecting the rights of creditors generally.

Under the Shared Facilities Agreement, Asterias has agreed to defend, indemnify, and hold harmless BioTime and our shareholders, directors, officers, employees, and agents against and from any and all claims arising from Asterias’ use of our office and laboratory facilities, and from any of Asterias’ work or other activities there, including all activities, work, and services performed by BioTime employees, contractors, and agents for Asterias. The scope of this indemnification obligations also includes any and all claims arising from any breach or default by Asterias in the performance of any of its obligations under the terms of the Shared Facilities Agreement, or arising from any act or omission (including, but not limited to negligent acts or omissions) of Asterias or any of its officers, agents, employees, contractors, guests, or invitees acting in that capacity. Asterias is also assuming all risk of damage to property or injury to persons in, upon, or about BioTime’s office and laboratory facilities, from any cause other than BioTime’s willful malfeasance or sole gross negligence. We will not be liable to Asterias for any loss or damages of any kind caused by, arising from, or in connection with (i) the performance of services by our personnel for Asterias, or the failure of any of our employees, contractors, or agents to perform any services for Asterias, or (ii) any delay, error, or omission by any of our employees, contractors, or agents in the performance of services for Asterias, except to the extent the loss or damage is the result of fraud, gross negligence or willful misconduct by a BioTime employee, contractor, or agent

Advance and Payment of Funds

On April 1, 2013, Asterias executed a Promissory Note (“Promissory Note”) in the principal amount of $5,000,000, payable to us for funds that we advanced to Asterias or paid for Asterias’ account. Interest on the principal balance accrued and was payable at the rate of 0.24% per annum, compounded monthly. Interest was computed on the basis of a 365-day year and the actual number of days elapsed. The principal amount of the Promissory Note was canceled on October 1, 2013 in satisfaction of our obligation to contribute $5,000,000 to Asterias under the Asset Contribution Agreement.

From time to time we have advanced additional funds to Asterias or have paid Asterias’ obligations incurred in the course of its operations. Asterias reimburses us for those cash advances and expenditures.

Certain Other Transactions

Since July 1 2009, Alfred D. Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

On June 12, 2014, our subsidiary Asterias entered into a Stock Purchase Agreement with its President and Chief Executive Officer and our director Pedro Lichtinger pursuant to which he purchased 200,000 Asterias Series B Shares at a price of $2.34 per share, which was determined by Asterias’ Board of Directors to be the fair market value of the shares. The purchase of the shares was completed on June 16, 2014.

On June 16, 2014, Asterias sold 5,000,000 BioTime common shares, with warrants to purchase 5,000,000 Asterias Series B Shares, for $12,500,000 in cash pursuant to two Purchase Agreements of like terms. Broadwood Partners, L.P. purchased 1,000,000 of the BioTime common shares with 1,000,000 warrants. One of our directors, Neal C. Bradsher, is President, and one of Asterias’ directors, Richard T. LeBuhn, is Senior Vice President, of Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P. A trust previously established by George Karfunkel purchased the other 4,000,000 BioTime common shares with 4,000,000 warrants, which were distributed to the trust beneficiaries. The investors have agreed that they will not sell or otherwise dispose of the 5,000,000 BioTime common shares for a period of 275 days. Asterias acquired the BioTime common shares from BioTime on October 1, 2013 pursuant to the Asset Contribution Agreement.

The warrants are governed by a Warrant Agreement. The warrants will expire on at 5:00 p.m. New York time on June 15, 2015 if not exercised by that date, and have an exercise price of $2.34 per share. The warrant holders must give Asterias not less than 61 days notice prior to exercising their warrants. Because Asterias Series B common stock has been converted into Asterias Series A common stock (“Asterias Series A Shares”), the warrant holders will receive Asterias Series A Shares upon their exercise of the warrants. The number of shares of common stock issuable upon the exercise of the warrants, and exercise price per share, will be adjusted in the event of a stock split, stock dividend, combination, reclassification of Asterias common stock or similar recapitalization of Asterias common stock, or if Asterias distributes to its shareholders without charge options, warrants or rights to purchase shares of Asterias common stock at a price below the then current market price, or if Asterias distributes to its shareholders (including any distribution made in connection with a merger in which Asterias is the surviving corporation) other rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Asterias common stock, or evidences of Asterias indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus or stock dividends).

Asterias has also entered into a Registration Rights Agreement with the investors pursuant to which Asterias has agreed to file a registration statement on Form S-3, when Asterias becomes eligible to use that form, to register the warrants and the Asterias Series A Shares that may be acquired through the exercise of the warrants, for sale under the Securities Act. Asterias will bear the cost of registering the warrants and shares of common stock under the Securities Act and applicable state securities laws, including but not limited to filing and registration fees, printing fees, and fees and attorneys’ and accountants’ fees. The warrant holders will be responsible for the payment of any commissions or discounts to broker-dealers in connection the sale of their warrants or common stock. The Registration Rights Agreement provides that Asterias will indemnify the investors against, or Asterias will contribute to payments the investors may be required to make because of, certain liabilities that could arise from the offer and sale of the Asterias Series A Shares, including liabilities under the Securities Act. Each of the investors will indemnify Asterias against, or will contribute to payments that Asterias may be required to make because of, certain liabilities that could arise from the offer and sale of the Asterias Series A Shares, including liabilities under the Securities Act.

On October 3, 2014, we entered into Stock Purchase Agreements of like terms with certain investors (“Purchasers”) for a registered direct offering of 9,431,398 of our common shares at an offering price of $3.12 per share, for an aggregate purchase price of $29,425,961.76. The price per share was the closing price of our common shares on the NYSE MKT on October 2, 2014, the date on which we and the Purchasers agreed upon the purchase price. The sale of the shares was completed on October 8, 2014. The Purchasers included our largest shareholder Broadwood Partners, L.P., which purchased 4,040,523 shares, three of our current directors, Stephen C. Farrell, Michael H. Mulroy, and David Schlachet, each of whom purchased 32,050 shares, and Stephen L. Cartt who is a nominee for election as a director at the Meeting, who purchased 80,125 shares in the offering. Neal C. Bradsher, one of our directors, is the President of the investment manager of Broadwood Partners, L.P.

Related Person Transaction Policy

During April 2011, we adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our common shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, the Audit Committee will review and consider:

•	the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

•	the approximate dollar value of the amount involved in the Related Person Transaction;

•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the transaction to us; and

•	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about a Related Person Transaction. The Audit Committee may approve or ratify the Related Person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.biotimeinc.com.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other BioTime equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2013.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Board has selected OUM & Co. LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2014. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, with our outstanding shares of Preferred Stock counted as if they were converted into common shares, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our Independent Registered Public Accountants

Rothstein Kass served as our independent registered public accountants from February 2007 until June 30, 2014 and audited our annual financial statements for the fiscal years ended December 31, 2013 and December 31, 2012. However, on June 30, 2014, KPMG LLP acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates. As a result of this transaction, Rothstein Kass is no longer providing accounting and audit services and on June 30, 2014 Rothstein Kass resigned as our independent registered public accounting firm. Following their resignation, our Board of Directors approved the engagement of OUM as our new independent registered public accounting firm.

The audit reports of Rothstein Kass on the Company’s financial statements for the years ended December 31, 2013 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no disagreements between us and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on our financial statements for such years.

During the fiscal years ended December 31, 2013 and to December 31, 2012, and through the subsequent interim period preceding Rothstein Kass’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2013 and December 31, 2012, and through the subsequent interim period preceding OUM’s engagement, we did not consult with OUM on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on our financial statements, and OUM did not provide either a written report or oral advise to us that OUM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit and Quarterly Report Fees. Rothstein Kass billed us $229,500 in 2013 and $323,500 in 2012, respectively, for the audit of our annual financial statements and for the review of our financial statements included in our quarterly reports on Form 10-Q.

Tax Fees. Rothstein Kass billed us $65,000 and $65,000, respectively, for review and preparation of U.S. federal, state, and local tax returns during the fiscal years ended December 31, 2013 and December 31, 2012.

Other Fees. There were no other fees charged to us by Rothstein Kass during the fiscal years ended December 31, 2013 and 2012.

The prior approval of the Board of Directors is required for the engagement of our auditors to perform any non-audit services for us. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Board of Directors, except to the extent otherwise permitted by applicable SEC regulations.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2015 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than January 3, 2015 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2013, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

We may deliver only one annual report and proxy statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the proxy statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the proxy statement or annual report, you may contact us by telephone at (510) 521-3390, or by mail at 1301 Harbor Bay Parkway, Suite 100, Alameda, California 94502. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the proxy statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Judith Segall
Vice President and Secretary

October 14, 2014

HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your proxy statement.

ANNUAL MEETING OF SHAREHOLDERS OF BIOTIME, INC. November 4, 2014 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held November 4, 2014. The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K are available at: https://materials.proxyvote.com/09066L Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS: O DEBORAH ANDREWS O NEAL C. BRADSHER O STEPHEN L. CARTT O STEPHEN C. FARRELL O ALFRED D. KINGSLEY O MICHAEL H. MULROY O DAVID SCHLACHET O JUDITH SEGALL O MICHAEL D. WEST 2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL NUMBER 2 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 20930000000000001000 2 110414 I WISH TO ATTEND AND VOTE SHARES AT MEETING 0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------

14475 PROXY FOR BIOTIME, INC. ANNUAL MEETING OF SHAREHOLDERS November 4, 2014 This Proxy is Solicited by the Board of Directors of BioTime, Inc. The undersigned appoints Michael D. West and Alfred D. Kingsley, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on November 4, 2014 and any adjournment thereof and to represent and vote all BioTime, Inc. common shares standing in the name of the undersigned upon the books of the corporation. Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, and FOR proposal 2. This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting. (Continued and to be signed on the reverse side)